As filed with the Securities and
Exchange Commission on May 4, 2001.                Registration No. 333-________

_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                            ACTIVEWORLDS.COM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                            13-3883101
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               95 Parker Street
                       Newburyport, Massachusetts 01950
                                (978) 499-0222
         (Address, including zip code, of principal executive offices)

         ActiveWorlds.Com, Inc. Restated 1999 Long Term Incentive Plan
                           (Full title of the plan)

                  Mr. J.P. McCormick, Chief Financial Officer
                            Activeworlds.com, Inc.
                               95 Parker Street
                             Newburyport, MA 01950
                    (Name and address of agent for service)

                                (978) 499-0222
         (Telephone number, including area code, of agent for service)

                                  copies to:
                           John A. Kostrubanic, Esq.
                             Peabody & Arnold LLP
                                50 Rowes Wharf
                               Boston, MA 02110

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
         Title Of                   Amount                  Proposed              Proposed Maximum          Amount Of
     Securities To Be                To Be              Maximum Offering              Aggregate           Registration
        Registered                Registered           Price Per Share (1)         Offering Price              Fee
-------------------------------------------------------------------------------------------------------------------------
Restated 1999 Long Term        1,666,667 shares              $ .80 (1)               $1,333,336              $333.34
    Incentive Plan
Common Stock, par value
   $0.001 per share
-------------------------------------------------------------------------------------------------------------------------
 Non-Employee Director           246,667 shares              $6.09375 (2)          $1,503,127.00             $375.78
Compensation Agreements,
Common Stock, par value
   $0.001 per share
=========================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h), on the basis of the average of the bid and asked price of the Common Stock as reported on the NASDAQ Small Cap Market for May 2, 2001.
(2) Computed in accordance with Rule 457(h), on the basis of the price at which the options may be exercised.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

     We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of our common stock, par value $.001 per share, issuable under our employee benefit plan and under written compensation agreements with certain of our non-employee directors (the "Plans") as follows:

     1. 1,666,667 shares of our common stock (including additional shares that may be issued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted, or that in the future we may grant, under our Restated 1999 Long Term Incentive Plan.

     2. 266,667 shares of our common stock (including additional shares that may be issued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options granted under written compensation agreements with certain non-employee directors.

ITEM 1.  PLAN INFORMATION.

     The information required by Part I of Form S-8 with respect to the foregoing shares is included in documents sent or given to employees participating in the Plans pursuant to Rule 428(b)(1).

     The prospectus set forth below and filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reoffers and sales of "control securities" which affiliates of Activeworlds.com, Inc. may acquire pursuant to this Registration Statement and which they may elect to sell from time to time.

                                  PROSPECTUS

                            ACTIVEWORLDS.COM, INC.

                                246,667 SHARES

                                 COMMON STOCK

     This prospectus relates to the public offering and sale by certain directors of our company (our "Selling Stockholders") of up to 246,667 shares of our common stock, par value $.001 per share, which they have a right to acquire under the terms of written compensation agreements. Whether such sales will be made and the timing of any sale is within the sole discretion of each Selling Shareholder. We will not receive any part of the proceeds of the sales. We will pay the costs of the registration of the common stock but will not be responsible for brokerage or underwriting fees or commissions. This prospectus may also relate to the reoffer and sale of shares which may be acquired from time to time by our officers and directors pursuant to our employee benefit plan.

     Our common stock is traded on the NASDAQ SmallCap Market under the symbol AWLD and on the Boston Stock Exchange under the symbol AWD.
                             _____________________

  AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES RISKS.  SEE THE SECTION
                  ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED
      IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                             ____________________

                  The date of this prospectus is May 4, 2001

                               TABLE OF CONTENTS

Where You Can Find More Information........................................... 3

The Company................................................................... 4

Risk Factors.................................................................. 5

Our Business..................................................................10

Special Notes Regarding Forward-Looking Statements............................11

Use of Proceeds...............................................................11

Plan of Distribution..........................................................11

Selling Shareholders..........................................................14

Legal Matters.................................................................14

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" certain information we file with it, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered. Information that we file later with the SEC will automatically update and supersede this information.

     We have incorporated by reference into this Prospectus the following documents that we have filed with the SEC:

     (1) Our Annual Report on Form 10-KSB for the year ended December 31, 2000, which contains audited financial statements for our latest fiscal year for which such statements have been filed.

     (2) The description of the common stock contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on April 12, 2000, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such description.

     You may request a copy of these filings (excluding the exhibits to the filings, unless the exhibits are specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address: Activeworlds.com, Inc., 95 Parker Street, Newburyport, Massachusetts 01950, Attn: Mr. J.P. McCormick, Chief Financial Officer, telephone number (978) 499-0222.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Activeworlds.com, Inc. was organized as a Delaware corporation in 1995 under the name Vanguard Enterprises, Inc. Our principal executive offices are located at 95 Parker Street, Newburyport, MA 01950, and our telephone number is
(978) 499-0222. Our website address is www.activeworlds.com. Information contained on our website is not a part of this prospectus.

     In January 1999:

     . We acquired all of the stock of Circle of Fire Studios, Inc., a Nevada corporation, in exchange for 5,433,211 shares of our common stock;

     .  We carried out a one-for-two reverse split of our common stock;

     .  We sold 1,333,333 shares of our common stock in a private placement;

     . We changed our corporate name to Activeworlds.com, Inc., and we changed the name of our subsidiary from Circle of Fire Studios, Inc. to Activeworlds, Inc.

     Our only business is the business carried on by Circle of Fire Studios, which is described in this prospectus. The former business of Vanguard Enterprises, which was the marketing of hair care products on cable television, was discontinued in 1996. The transaction by which we acquired the stock of Circle of Fire Studios is referred to as the "Circle of Fire Acquisition."

            RISK FACTORS THAT MAY AFFECT OUR RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

RISKS RELATED TO OUR BUSINESS

     WE HAVE INCURRED OPERATING LOSSES SINCE OUR ORGANIZATION AND WE MAY CONTINUE TO INCUR LOSSES. We may never generate revenues sufficient to allow us to operate profitably. For the year ended December 31, 2000, we had a net loss of $105,000, or $.013 per share (basic) on revenue of $1,616,000. During 2000, a single customer accounted for approximately 50.0% of our revenues. We may experience a significant decrease in revenues unless we enter into additional material contracts with other customers.

     WE MAY NOT BE SUCCESSFUL IN MARKETING OUR TECHNOLOGY FOR E-COMMERCE APPLICATIONS. To operate profitably we need to license our technology for use as an integral component in e-commerce solutions for business, educational, training, entertainment, leisure-time and other commercial applications. We intend to do so using strategic partnering and traditional media to promote the use of our technology. If our marketing efforts are unsuccessful, we will face difficult and costly choices in deciding whether and how to redirect these efforts. If we are unable to develop a successful licensing program, our business will be materially and adversely affected. Much of our business strategy relies upon our ability to sell our uniservers and galaxervers. To the extent that we are unsuccessful in our efforts to increase awareness of our technology and increase sales, we may fail to increase and may even suffer a decrease in our revenues.

     OUR FAILURE TO DEVELOP STRATEGIC RELATIONSHIPS COULD INHIBIT OUR ABILITY TO GROW. We believe that, in order to market our technology, we need to enter into strategic relationships with other businesses to develop commercial applications of our technology directed at specific businesses. We do not presently have any strategic relationships, we may never enter into such relationships, and our failure to develop such relationships could impair our ability to grow.

     BECAUSE WE HAVE A LIMITED NUMBER OF MANAGEMENT PERSONNEL, WE MAY HAVE DIFFICULTY IN MANAGING OUR GROWTH. Our expenses, particularly personnel expenses incurred in connection with hiring and training new employees, have increased substantially. We expect these expenses to continue to increase as we implement our marketing and research and development programs. As a result, since our senior management is comprised only of our chief executive and financial officers, our personnel, management systems and resources are being strained, with no assurance that the implementation of our programs will result in increased revenue. To manage our growth, we must implement operational and financial systems and controls and recruit, train and manage new employees, including executive, middle management and technical personnel. We cannot be certain that we will be able to integrate new executives and other employees into our organization effectively. If we do not manage our growth effectively, our business, results of operations and financial condition could be materially and adversely affected.

     WE MAY HAVE DIFFICULTY HIRING QUALIFIED EMPLOYEES WITH TECHNICAL OR SALES EXPERIENCE. There is significant competition for qualified employees in the computer programming and Internet industries and in the area of sales, and we have experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. We cannot be certain that we will be able to recruit and retain employees to meet our technical staffing or sales needs.

     WE ARE DEPENDENT UPON OUR KEY PERSONNEL. We are dependent upon the services of Richard F. Noll, our president, J.P. McCormick, our chief financial officer, and Roland Vilett, our lead programmer. The loss of any of these persons' services would have a material adverse effect on our business and future prospects. Although Mr. McCormick, Mr. Noll and Mr. Vilett have entered into employment agreements with us, these agreements do not guarantee their continued employment with us.

     WE MAY BE UNABLE TO RESPOND TO RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY. The computer and Internet industries are characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our services, particularly with respect to other companies in the virtual reality area. If three-dimensional Internet standards evolve in a manner which is incompatible with our technology, we may not be able to effectively market our technology. Other software and hardware companies may have the market power to impose an incompatible technology on the marketplace, and we may not have access to that technology. Our failure to offer the most current or widely accepted technologies could have a material adverse effect upon our business.

     WE MAY MAKE ACQUISITIONS WITHOUT INFORMING STOCKHOLDERS OR SEEKING THEIR APPROVAL. We may make acquisitions of other businesses. Although we anticipate that any business we acquire will be related directly or indirectly to our present business, we may make acquisitions in unrelated businesses. Any acquisition may be made using our cash or a combination of cash and securities. At present, we are not engaged in formal or informal discussions with respect to any acquisition. However, if we make an acquisition, we may not seek stockholder approval or provide stockholders with any information concerning the acquisition prior to the execution of an acquisition agreement. Furthermore, we cannot assure you that any acquisitions which we make will be profitable. If we make acquisitions, we could have difficulty integrating the acquired company's personnel and operations with our own. Negotiations relating to acquisitions could disrupt our business, distract our management and employees, increase our expenses and otherwise impair our operations and financial condition.

     OUR REVENUE IS DEPENDENT ON THE NUMBER OF OUR CITIZENS. Our business plan relies to a significant extent upon fee revenue paid by our registered members whom we refer to as citizens. To the extent the number of our citizens does not increase or our existing citizens fail to renew their citizenship, we may suffer a decrease in revenue.

     FUTURE ACQUISITIONS INVOLVE RISKS FOR US. We intend to evaluate future acquisitions of complementary product lines and businesses as part of our business strategy. Any future acquisitions may result in potentially dilutive issuances of equity securities, the use of our cash resources, the incurrence of additional debt and increased goodwill, intangible assets and amortization expense, all of which could negatively impact our profitability. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which we have no or limited prior experience, and the potential loss of key employees of the acquired company.

     WE DO NOT HAVE ANY PATENT PROTECTION FOR OUR SOFTWARE, AND WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS. Although we have registered a version of our source code with the United States Copyright Office, we have no patents on our software products, and we rely primarily on nondisclosure agreements with our employees and others to whom we have provided proprietary information for protection of our software code. We also rely on licensed software products in our operations. However, the steps we have taken may not protect our intellectual property rights, and it is possible that third parties may infringe upon our proprietary rights.


RISKS RELATED TO THE INTERNET.

     IF BUSINESSES DO NOT ACCEPT THREE-DIMENSIONAL INTERNET WEB SITES AS A MEDIUM FOR ADVERTISING AND E-COMMERCE, OUR ABILITY TO GENERATE REVENUE MAY BE LIMITED. If we cannot demonstrate to both advertisers and businesses that our three-dimensional technology is viable and desirable as a medium for transacting business, our ability to generate revenue from both advertising and licensing of our technology will be limited.

     OUR SYSTEMS MAY FAIL OR EXPERIENCE A SLOW DOWN FOR ACCESS TO OUR WEB SITE. Substantially all of our communications hardware and some of our other computer hardware operations are located at our headquarters in Newburyport, Massachusetts. We do not have a back-up computer system. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems. Any of these occurrences could adversely affect our business. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. Furthermore, if the response time of our Web site is slow for some reason, users could abandon our Web site and cease using our products and services.

     IF WE ARE UNABLE TO ASSURE E-COMMERCE VENDORS AND USERS THAT WE CAN PROVIDE ADEQUATE SECURITY, OUR WEB SITE MAY NOT BE ACCEPTED. Our Web site is vulnerable to physical or electronic break-ins, viruses or other problems that affect Web sites and Internet communication and commerce generally. As e-commerce becomes more prevalent, our customers may become more concerned about security. The circumvention of our security measures may result in the misappropriation of proprietary information, such as credit card information, or interruptions of our operations. Any such security breaches could damage our reputation and expose us to a risk of loss or liability.

     PORTAL LIABILITY. A portion of our business acts much as an Internet portal. The law relating to the liability of providers of listings of products and services sold over the Internet for errors, defects or other performance problems with respect to those products and services is currently unsettled. We do not pre-screen the types of products and services that may be purchased through our Web site. Some of these products and services could contain performance or other problems. We may not successfully avoid civil or criminal liability for problems related to the products and services sold through our Web site. Claims or litigation require us to expend management time and other resources to defend ourselves. Liability of this sort could require us to implement measures to reduce our exposure to this liability, which may require us, among other things, to expend substantial resources or to discontinue certain product or service offerings or to take precautions to ensure that certain products and services are not available through our Web site.

     GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD ADDITIONAL COSTS TO DOING BUSINESS ON THE INTERNET. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, in the future, laws and regulations may be adopted and existing laws and regulations may be interpreted in a manner that address issues such as user privacy, pricing, defamation, taxation and the characteristics and quality of products and services which may have an adverse effect on our business.

     OUR GROWTH AND OPERATING RESULTS WILL BE IMPAIRED IF THE INTERNET AND ON-LINE COMMERCE INDUSTRIES DO NOT CONTINUE TO GROW. Our growth and operating results depend in part on widespread acceptance and use of the Internet as a point of convergence in the telecommunications, entertainment and technology industries, as well as on continued consumer and corporate acceptance of the Internet as a communications medium and for other forms of communication. These practices are at an early stage of development, and demand and market acceptance are uncertain. The Internet may not become a viable medium for telecommunications, entertainment and technology convergence or a healthy commercial marketplace due to inadequate development of network infrastructure and enabling technologies that address the public's concerns about:

     .  network performance;

     .  reliability;

     .  speed of access;

     .  ease of use; and

     .  bandwidth availability.

     In addition, the viability of the Internet could be adversely affected by government regulation. Changes in or insufficient availability of telecommunications or other services to support the Internet could also result in slower response times and adversely affect general usage of the Internet. Also, negative publicity and consumer concern about the security of transactions conducted on the Internet and the privacy of users may also inhibit the growth of commerce on the Internet.

RISKS RELATED TO THE STOCK MARKET

     OUR COMMON STOCK PRICE HAS BEEN AND IS LIKELY TO CONTINUE TO BE HIGHLY VOLATILE. The market price of our common stock has been, and is likely to continue to be, highly volatile as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Factors that could contribute to volatility may include actual or anticipated fluctuations in our quarterly operating results, announcements of technological innovations, changes in financial estimates by securities analysts, conditions or trends in the Internet industry and changes in the market valuations of other Internet companies.

     WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE. We have not paid any dividends on our common stock since our inception and we do not anticipate paying any dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

     WE MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET IF WE DO NOT MEET THE CONTINUED LISTING REQUIREMENTS. If we do not meet the minimum bid price requirement for The Nasdaq SmallCap Market, we may be delisted from The Nasdaq SmallCap Market, in which case we anticipate that we would apply for our common stock to trade on the Over-the-Counter Bulletin Board. We will be delisted if the closing bid price of our common stock remains below $1.00 for thirty consecutive trading days. In addition, in order to continue to be listed on Nasdaq, we must meet the following requirements:

     . net tangible assets of at least $2,000,000, or a market capitalization of $35,000,000 or $500,000 in net income for two of the last three years;

     .  at least 500,000 shares in the public float;

     .  a minimum market value for the public float of $1,000,000;

     .  300 round lot (holders of 100 shares or more) stockholders;

     .  two market makers; and

     .  compliance with certain corporate governance standards.

     If we are delisted from The Nasdaq Small Capital Market, it may be more difficult to raise additional debt or equity financing and an investor likely would find it more difficult to sell or obtain quotations as to the price of our common stock and/or redeemable warrants.

     WE MAY ISSUE PREFERRED STOCK WITHOUT APPROVAL OF OUR STOCKHOLDERS. THIS WOULD MAKE IT MORE DIFFICULT FOR A THIRD-PARTY TO ACQUIRE US AND IT MAY ALSO DEPRESS OUR STOCK PRICE. We have the authority to issue preferred stock without a vote of our stockholders. In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share or which give the holders other preferential rights which may dilute or impair the rights of the holders of common stock.

     MEMBERS OF OUR MANAGEMENT ARE ALSO OUR PRINCIPAL SHAREHOLDERS, WHICH MEANS THAT MANAGEMENT CAN PREVENT A THIRD PARTY FROM ACQUIRING US EVEN IF AN ACQUISITION IS IN THE BEST INTEREST OF OUR STOCKHOLDERS. Mr. Richard F. Noll, our president and chief executive officer, and Mr. J.P. McCormick, our chairman of the board and chief financial officer, together own approximately 60% of our outstanding common stock. As a result, they are presently able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control, which might benefit our stockholders.

                                 OUR BUSINESS

     We are a provider of Internet software products and services that enable the efficient delivery of three-dimensional content over the Internet and intranets. Our comprehensive software platform is comprised of proprietary three-dimensional server software, browser and authoring tools. Users can use our technology to create objects and structures in virtual worlds, which other users can see and explore in real time. We also act as an application service provider and permit users to license our technology for integration into their web applications, which may be hosted on our server. We believe that the emergence of the Internet as a global communications medium has increased the demand for efficient delivery of three-dimensional content.

     Our goal is to be the leader in three-dimensional Internet environments and interactive communications, and to position our software platform as a standard for the delivery of three-dimensional content over the Internet. To help achieve these goals, we have chosen to offer our three-dimensional browser to users free of charge. We currently have more than 1,000,000 users worldwide.

     We believe that by continually enhancing our technology, developing new applications for the three-dimensional Internet market and implementing an extensive marketing effort, we will be able to achieve our goals. We believe that three-dimensional Internet applications will appeal to users developing Internet-based advertising, distance learning, training, entertainment, e-commerce, leisure time and chat applications and other on-line activities. As three-dimensional Internet technology becomes more accepted, we believe that a market will develop for our technology.

     We have licensed our software products to such well-known companies as Boeing, Carlsberg Brewing, Centropolis Studios (a division of Columbia Pictures), Earthweb, Kodak, Philips Multimedia, United States Government agencies (including NASA), the Canadian Ministry of Education, The Amsterdam Stock Exchange, Helsinki Telephone, Scandinavia Online and Swiss Telecom. Additionally, The University of Colorado, Cornell University, The University of Santa Cruz, The University of London, and Nagoya University are using our software. Our software has received reviews, awards and coverage from numerous sources, including Bloomberg TV, CNET, Der Spiegel magazine, Industry Standard magazine, Softseek, Tucows, Yahoo Internet Life magazine and ZDNet.

     We currently derive our revenue primarily from three sources:

     1.  Licenses for our software.

     2.  Membership fees, which are paid by users who become citizens.

     3. Fees that we charge for producing 3-dimensional content for our licensees.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that address substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should" "will" and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or because they present other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors", as well as the cautionary language used in other places in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from our expectations. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial position.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. We will, however, receive the proceeds of the exercise of the options granted to the Selling Shareholders.


                             PLAN OF DISTRIBUTION

     We are registering 246,667 shares (the "Shares") on behalf of the Selling Shareholders. The term Selling Shareholders, as used in this prospectus, includes pledgees, donees, transferees and other successors-in-interest selling shares which they received from a Selling Shareholder named in the table below as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The Selling Shareholders may sell the shares from time to time and in doing so will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise at prices and on terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers or directly to purchasers (in the event of a private sale). The shares may be sold by one or more of, or a combination of, the following:

     1. A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     2. Purchases by a broker-dealer as principal, and resale by such broker-dealer for its account pursuant to this prospectus;

     3. An over-the-counter distribution in accordance with the rules of the NASDAQ Stock Market;

     4. Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     5.  In privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may:

     1. engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders.

     2. sell shares short and redeliver the shares to close out such short positions.

     3. enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares under this prospectus.

     4. loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Selling Shareholders may pay compensation in the form of commissions, discounts or concessions to broker-dealers. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers or agents, other participating broker-dealers and the Selling Shareholders may all be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Shareholders.

     The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     1. The name of each such Selling Shareholder and of the participating broker-dealer(s);

     2.  The number of shares involved;

     3.  The price at which such shares were sold;

     4. The commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     5. That such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     6.  Other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                             SELLING SHAREHOLDERS

     The following table sets forth the names and positions with, or relationship to us of the Selling Shareholders, the number of shares of common stock beneficially owned by each of them as of the date of this prospectus, and the total number of shares which may be sold under this prospectus, assuming the exercise of all options granted to the Selling Shareholders:


                            Position with or                                    Number of Shares
                                Relation             Number of Shares              Covered by
Selling Shareholders         to the Company        Beneficially Owned (1)       Prospectus (2)(3)
--------------------        ----------------       ----------------------       -----------------
Alexander Adelson               Director                  52,533                     100,000
Sean Deson                      Director                  66,667                     146,667

(1) Includes shares issuable pursuant to options currently exercisable or exercisable within 60 days of the date of this prospectus.

(2) Reflects the total number of shares that may be purchased upon exercise of stock options granted to the named person, including options not yet currently exercisable.

(3) This registration statement also covers any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Activeworlds common stock.

     This prospectus may also be used by other officers and directors for reoffers and sales of shares which they may acquire from time to time pursuant to our Restated 1999 Long Term Incentive Plan. Prior to any such use, we will, if required, file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act identifying such other officers and directors and the number of shares that they propose to reoffer.

                                 LEGAL MATTERS

     Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110 is giving its opinion on the validity of the shares of common stock offered under this prospectus for us.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either: (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 10, or Form 20-F, filed under the Exchange Act containing audited financial statements for the Registrant's last fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal quarter covered by the Registrant document referred to in (a) above.

     (c) The description of the Common Stock, which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement for the successful defense of any action, suit or proceeding where the director, officer, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The Registrant has included a provision in its Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Registrant and its stockholders to recover monetary damages from a director of the Registrant for a breach of fiduciary duty as a director. Pursuant to Article SEVENTH of the Registrant's Certificate of Incorporation, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that Article SEVENTH shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of Article SEVENTH shall not increase the personal liability of any director of the Registrant for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

     Pursuant to Article FIFTH of the Registrant's By-laws, the Registrant does not need to indemnify an officer or director if such person has been adjudged to be liable to the Registrant, unless the Court of Chancery or the Court in which such action was brought shall determine such person is fairly and reasonably entitled to indemnification for such expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newburyport, Commonwealth of Massachusetts, on this 4th day of May 2001.

                                                ACTIVEWORLDS.COM, INC.


                                                By: /s/ Richard F. Noll
                                                    ---------------------
                                                    Richard F. Noll, President

                       POWER OF ATTORNEY AND SIGNATURES

     The undersigned officers and directors of Activeworlds.com, Inc. hereby severally constitute and appoint Richard F. Noll our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                                   TITLE                           DATE
-------------------------      --------------------------------     ---------------------
/s/ Richard F. Noll            President and chief executive         May 4, 2001
-------------------------      officer and director (principal
Richard F. Noll                executive officer)

/s/ J.P. McCormick             Chairman of the board of directors,   May 4, 2001
-------------------------      chief financial officer, treasurer,
J.P. McCormick                 secretary and director (principal
                               financial accounting officer)

/s/ Alexander M. Adelson       Director                              May 4, 2001
-------------------------
Alexander M. Adelson

/s/ Sean Deson                 Director                              May 4, 2001
-------------------------
Sean Deson

/s/ Bruce D. Judson            Director                              May 4, 2001
-------------------------
Bruce D. Judson

                               INDEX TO EXHIBITS
Exhibit No.    Exhibit
-----------    -------

  *4.1 Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on September 5, 1995 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

  *4.2 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on September 29, 1995 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

  *4.3 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on October 12, 1995 (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

  *4.4 Certificate for Renewal and Revival of Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on September 10, 1997 (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

  *4.5 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on January 21, 1999 (incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

  *4.6 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on April 7, 2000 (incorporated by reference to Exhibit 3.5.1 to Amendment No. 4 to the Registrant's Registration Statement on Form SB-2, as amended, (File No-333-85095) filed April 12, 2000).

  *4.7 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.6.1 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed March 16, 2000).

  *4.8         Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

  *4.9 Activeworlds.com, Inc. Restated 1999 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant's Definitive Notice and Proxy Statement (File No. 001-15819) filed April 26, 2001).

 **5.1         Opinion of Peabody & Arnold LLP regarding legality.

**23.1         Consent of Peabody & Arnold LLP (included in its opinion filed as
               Exhibit 5.1).

**23.2         Consent of independent accountants.

**24.1         Power of Attorney (contained in signature page herein).

---------------------------------------------------
 *  Previously filed

**  Filed herewith